Exhibit 23.6

DeGolyer and Mac Naughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

Telephone

(214) 368-6391

Fax

(214) 369-4061

WWW.D E M A C.. C OM

January 13, 2026

Epsilon Energy Ltd.

500 Dallas, Suite 1250

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Epsilon Energy Ltd. (the “Company”) of information taken from our report of third party dated January 23, 2025, with respect to the Company’s estimated proved oil, condensate, natural gas liquids, and gas reserves as of December 31, 2024.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716